EXHIBIT  8  -  TAX  OPINION

CHARLES BARKLEY
ATTORNEY AT LAW

6201 FAIRVIEW ROAD	TELEPHONE (704) 543-8806
SUITE 200	FAX (704) 552-6332
CHARLOTTE, NORTH CAROLINA 28210	gopublic2@aol.com

December 14, 2004

Board  of  Directors
Amstar International, Inc.
10851 Scarsdale Boulevard, Suite 800
Houston, TN 77089

Re:  Amstar International, Inc.

Gentlemen:

I have served as counsel to Amstar International, Inc. (the “Company”), a Nevada corporation, in connection with its filing of a registration statement on Form SB-2, under the Securities Act of 1933, as amended, relating to the registration of certain securities under the terms of a strategic alliance with Peoplesway, Inc.

The registration statement includes a section entitled “FEDERAL INCOME TAX CONSEQUENCES OF THE PEOPLESWAY DISTRIBUTION”which I have reviewed and approved.

I have relied upon the accuracy of the representations contained in that section, along with the representations provided to me by Peoplesway regarding their tax status for fiscal year ending 2004 and the current status of 2005.

Based upon my review, I am of the opinion that the section “FEDERAL INCOME TAX CONSEQUENCES OF THE PEOPLESWAY DISTRIBUTION”correctly states current tax law as applied to the transaction described.

I hereby consent to the filing of this opinion as Exhibit 8 to the registration statement and to the reference to my firm in the prospectus included in such registration statement.

Very truly yours,

/s/
Charles W. Barkley